Exhibit 99.1

March 8, 2021

Air Industries Group Announces Financial Results for the Three and Twelve Months Ended December 31, 2020. Sales Return to Pre-Pandemic Levels in the Fourth Quarter with Positive Adjusted EBITDA Achieved

Bay Shore, NY -- (Business Wire) – March 8, 2020 4:15pm EST – Air Industries Group (NYSE AMEX: AIRI):

Air Industries Group (“Air Industries” or the “Company”), an integrated manufacturer of precision equipment assemblies and components for leading aerospace and defense prime contractors today announced its results for the three and twelve months ended December 31, 2020.

Three Months ended December 31, 2020 compared to December 31, 2019

●	Consolidated net sales for the three months ended December 2020 was $14.5 million increasing $1.2 million or 9.0% from $13.3 million in 2019.

●	Consolidated gross profit for the three months ended December 2020 was $2.1 million increasing $400,000 or 23.5% from $1.7 million in 2019. Gross profit as a percentage of sales was 14.4% in 2020 compared to 12.8 % in 2019.

●	Operating expenses for the three months ended December 2020 were $2.1 million a decline of $600,000 or 22.2% from $2.7 million in 2019.

●	Operating income for the three months 2020 was $200,000 compared to an operating loss of $1.0 million in 2019.

●	Interest and financing costs for the three months December 2020 were $300,000 a significant decline of $500,000 or 62.5% compared to $800,000 in 2019.

●	Net Income from continuing operations for the three months ended December 2020 was $2.1 million compared to a net loss from continuing operations of $1.3 million in 2019. Net income for the three months 2020 included $2.4 million from forgiveness of the Payroll Protection Program loans.

●	Adjusted EBITDA, including stock compensation expense, for the three months ended December 2020 was approximately $3.4 million compared to $333,000 in 2019. Adjusted EBITDA for 2020 included approximately $2.4 million from forgiveness of the Payroll Protection Program loans.

For the year ended December 31, 2020 compared to December 31, 2019

●	Consolidated net sales for year ended December 2020 were $50.1 million compared to $54.6 million in 2019.

●	Consolidated gross profit for year ended December 2020 was $6.5 million compared to $9.1 million in 2019. Gross profit as a percentage of sales was 13.0% in 2020 compared to 16.7 % in 2019.

●	Operating expenses for year ended December 2020 were $8.0 million or a decline of $500,000 as compared to $8.5 million of operating expenses in 2019.

●	Operating loss for year ended December 2020 was $1.4 million as compared to an operating income of $300,000 in 2019.

●	Interest and financing costs for year ended December 2020 were $1.5 million a significant decline of $2.1 million or 58% as compared to $3.6 million in 2019.

●	Net Income from continuing operations for the year ended December 2020 was $1.3 million compared to a net loss from continuing operations of $2.6 million in 2019. Net income for 2020 included approximately:

○	$2.4 million in income from forgiveness of the Payroll Protection Program loans and;

○	Income tax benefit of $1.4 million resulting from a tax refund from tax law changes enacted in the CARES Act.

●	Adjusted EBITDA, including stock compensation expense, for 2020 was approximately $4.4 million compared to $5.2 million in 2019.

Adjusted EBITDA	Three Months December 2020	Twelve Months December 2020
Net Income	$2,099,000	$1,096,000
Add-backs to EBITDA
Interest	324,000	1,491,000
Taxes	-	(1,414,000)
Depreciation & Amortization	686,000	2,696,000
EBITDA	3,109,000	3,869,000
Add-backs to Adjusted EBITDA
Stock Compensation	250,000	516,000
Adjusted EBITDA	$3,359,000	$4,385,000

CEO Commentary

Lou Melluzzo, CEO of Air Industries said, “We are very pleased with our results for the fourth quarter of 2020. Revenue, gross profit and operating income were significantly higher in the fourth quarter than any other quarter of 2020. The negative effects of the Covid-19 pandemic which impaired operations earlier in the year appear to have largely passed. Operations in the last three months of the year were nearly back to normal and we are on our way to resuming normal operations.”

Mr. Melluzzo further commented on the company’s business outlook stating, “Air Industries remains confident about 2021. We expect that our operations will continue to improve and our sales to increase. Despite the turmoil in the Aerospace industry our backlog remains strong. Fully 75% of our firm 18-month backlog comes from just four aircraft platforms vitally important to the nation’s defense. Most of these aircraft are in current production with increasing production rates. These include the F-35 Joint Strike Fighter, the E2-D, and the UH-60 Black Hawk and CH-53 K heavy lift helicopter. Our sales of a commercial aerospace product used in the new Geared Turbo-Fan engine used on smaller airliners increased in 2020 and we are optimistic that this trend will continue in 2021. In light of the dramatic declines in the commercial aerospace market, it is perhaps unique that our commercial aerospace backlog in 2020 increased three-fold to $3.6 million from $1.1 million in 2019. Now that economies around the world are starting to re-open again, we believe that Air Industries is firmly positioned to achieve growth in 2021.”

Additional information about the Company can be found in its filings with the SEC.

Investor Conference Call

Management will host a conference call on Tuesday, March 9, 2021 at 8:30AM Eastern

Conference Toll-Free Number – 800.309.1256

Passcode – 677 842

ABOUT AIR INDUSTRIES GROUP

Air Industries Group (AIRI) is an integrated manufacturer of precision equipment assemblies and components for leading aerospace and defense prime contractors.

Forward Looking Statements

Certain matters discussed in this press release are 'forward-looking statements' intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In particular, the Company's statements regarding trends in the marketplace, future revenues, earnings and Adjusted EBITDA, the ability to realize firm backlog and projected backlog, cost cutting measures, potential future results and acquisitions, are examples of such forward-looking statements. The forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, the timing of projects due to variability in size, scope and duration, the inherent discrepancy in actual results from estimates, projections and forecasts made by management, regulatory delays, changes in government funding and budgets, and other factors, including general economic conditions, not within the Company's control. The factors discussed herein and expressed from time to time in the Company's filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Adjusted EBITDA

The Company uses Adjusted EBITDA, a Non-GAAP financial measure as defined by the SEC, as a supplemental profitability measure because management finds it useful to understand and evaluate results, excluding the impact of non-cash depreciation and amortization charges, stock based compensation expenses, and nonrecurring expenses and outlays, prior to consideration of the impact of other potential sources and uses of cash, such as working capital items. This calculation may differ in method of calculation from similarly titled measures used by other companies and may be different than the EBITDA calculation used by our lenders for purposes of determining compliance with our financial covenants. This Non-GAAP measure may have limitations when understanding performance as it excludes the financial impact of transactions such as interest expense necessary to conduct the Company’s business and therefore are not intended to be an alternative to financial measure prepared in accordance with GAAP. The Company has not quantitatively reconciled its forward looking Adjusted EBITDA target to the most directly comparable GAAP measure because such items such as amortization of stock-based compensation and interest expense, which are specific items that impact these measures, have not yet occurred, are out of the Company’s control, or cannot be predicted. For example, quantification of stock-based compensation is not possible as it requires inputs such as future grants and stock prices which are not currently ascertainable.

Contact Information

Air Industries Group

Investor Relations

631.328.7078

ir@airindustriesgroup.com

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